EXHIBIT 10(A)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated April 25, 2014, relating to the financial statements of Separate Account A, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2014, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2014, relating to the statutory basis financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 20, 2014, relating to the consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 28, 2014